Exhibit 99.1

ARENA RESOURCES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010

HANSEN, BARNETT & MAXWELL, P.C.

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

ARENA RESOURCES, INC.

HANSEN, BARNETT & MAXWELL, P.C.

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of SandRidge Energy, Inc.

We have reviewed the accompanying condensed consolidated balance sheet of Arena Resources, Inc. as of June 30, 2010 and the related condensed consolidated statements of operations and comprehensive income, and cash flows for the six month periods ended June 30, 2010 and 2009. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Arena Resources, Inc. as of December 31, 2009, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated March 1, 2010, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2009, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

September 7, 2010

ARENA RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2010	December 31, 2009
ASSETS
Current Assets
Cash	$55,452,467	$63,635,078
Accounts receivable	16,080,572	13,103,483
Joint interest billing receivable	2,220,811	2,392,814
Receivable from oil derivative	716,700	—
Fair value of oil derivative	10,515,813	—
Prepaid expenses	1,082,063	1,040,513

Total Current Assets	86,068,426	80,171,888

Property and Equipment
Oil and gas properties subject to amortization	758,304,816	661,453,134
Oil and gas gathering systems	3,798,350	2,134,876
Tubing and casing inventory	1,633,781	1,052,538
Drilling rigs	6,694,841	6,694,841
Land, buildings, equipment and leasehold improvements	6,140,766	5,991,983

Total Property and Equipment	776,572,554	677,327,372
Less: Accumulated depreciation and amortization	(127,395,383)	(100,428,326)

Net Property and Equipment	649,177,171	576,899,046

Fair value of oil derivative	15,988,872	—

Total Long Term Assets	665,166,043	576,899,046

Total Assets	$751,234,469	$657,070,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$25,323,956	$17,155,260
Deferred income taxes	—	314,700
Accrued liabilities	4,408,631	1,101,633

Total Current Liabilities	29,732,587	18,571,593

Long-Term Liabilities
Asset retirement liability	8,917,940	7,209,812
Deferred income taxes	135,467,427	108,622,799

Total Long-Term Liabilities	144,385,367	115,832,611

Stockholders’ Equity
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 100,000,000 shares authorized; 39,479,486 shares and 38,693,963 shares outstanding, respectively	39,480	38,694
Additional paid-in capital	335,710,607	326,990,590
Retained earnings	224,668,476	195,637,446
Accumulated other comprehensive income (loss)	16,697,952	—

Total Stockholders’ Equity	577,116,515	522,666,730

Total Liabilities and Stockholders’ Equity	$751,234,469	$657,070,934

ARENA RESOURCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

For the Six Months Ended June 30,	2010	2009
Oil and Gas Revenues	$106,110,115	$47,829,855

Costs and Operating Expenses
Oil and gas production costs	11,569,294	7,477,847
Oil and gas production taxes	5,529,272	2,550,240
Settlement expense	3,603,882	—
Realized loss (gain) on oil derivatives	(784,500)	(15,870,007)
Depreciation, depletion and amortization	26,605,222	14,640,505
Accretion expense	273,780	191,690
General and administrative expense	13,441,420	6,138,879

Total Costs and Operating Expenses	60,238,370	15,129,154

Other Income
Interest income	197,180	476,306

Net Other Income	197,180	476,306

Income Before Provision for Income Taxes	46,068,925	33,177,007
Provision for Deferred Income Taxes	(17,037,895)	(12,275,493)

Net Income	$29,031,030	$20,901,514

Basic Net Income Per Common Share	0.74	0.55
Diluted Net Income Per Common Share	0.73	0.54

Other Comprehensive Income (Loss)
Realized loss (gain) on hedge derivative contract settlements reclassified from other comprehensive loss (income), net of tax	—	(10,222,546)
Change in unrealized deferred hedging gains (losses), net of tax	16,697,952	(34,336)

Total Comprehensive Income	$45,728,982	$10,644,632

ARENA RESOURCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

For the Six Months Ended June 30,	2010	2009
Cash Flows From Operating Activities
Net income	$29,031,030	$20,901,514
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	26,605,222	14,640,505
Provision for deferred income taxes	17,037,895	12,275,493
Stock based compensation	6,517,553	2,549,939
Accretion of asset retirement obligation	273,780	191,690
Changes in assets and liabilities:
Accounts, joint interest and oil derivative receivables	(3,521,786)	1,521,969
Income taxes payable	(798,690)	—
Prepaid expenses	442,440	104,159
Accounts payable and accrued liabilities	11,475,694	(2,200,528)

Net Cash Provided by Operating Activities	87,063,138	49,984,741

Cash Flows from Investing Activities
Purchase and development of oil and gas properties	(81,555,662)	(38,379,028)
Purchase of inventory for property development	(14,081,080)	(2,796,336)
Construction of oil and gas gathering systems	(1,663,474)	—
Purchase of buildings, drilling rigs & equipment	(148,783)	(364,878)

Net Cash Used in Investing Activities	(97,448,999)	(41,540,242)

Cash Flows From Financing Activities
Proceeds from exercise of warrants	—	406,327
Proceeds from exercise of options	2,203,250	715,340

Net Cash Provided by Financing Activities	2,203,250	1,121,667

Net (Decrease) Increase in Cash	(8,182,611)	9,566,166
Cash at Beginning of Period	63,635,078	58,489,574

Cash at End of Period	$55,452,467	$68,055,740

Supplemental Cash Flow Information
Cash paid for income taxes	$314,700	$—

Non-Cash Investing and Financing Activities
Asset retirement obligation incurred in property development	1,434,348	343,874
Depreciation on drilling rigs capitalized as oil and gas properties	361,835	232,529
Use of inventory in property development	13,499,837	3,507,037

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Condensed Consolidated Financial Statements – The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary for fair presentation, consisting of normal recurring adjustments, except as disclosed herein.

The accompanying unaudited interim financial statements have been condensed pursuant to the rules and regulations of the Securities and Exchange Commission; therefore, certain information and disclosures generally included in financial statements have been condensed or omitted. The condensed financial statements should be read in conjunction with the Company’s annual financial statements included in its annual report on Form 10-K as of December 31, 2009. The financial position and results of operations for the six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the full year ending December 31, 2010.

Nature of Operations – Arena Resources, Inc. (the “Company”) owns interests in oil and gas properties located in Oklahoma, Texas, Kansas and New Mexico. The Company is engaged primarily in the acquisition, exploration and development of oil and gas properties and the production and sale of oil and gas. The accompanying statements of operations and cash flows include the operations of their wholly owned subsidiaries from the date of acquisition/formation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Values of Financial Instruments – The carrying amounts reported in the balance sheets for joint interest billings receivable, prepaid expenses and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amounts reported for notes payable and long-term debt approximate fair value because the underlying instruments are at interest rates which approximate current market rates. The fair value estimates for oil derivatives are derived from published market prices for the underlying commodities to determine discounted expected future cash flows as of the date of the estimate. See Note 8—Derivative Instruments.

Consolidation – The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Concentration of Credit Risk and Major Customer – The Company has cash in excess of federally insured limits at June 30, 2010. During the six months ended June 30, 2010, sales to one customer represented 81% of oil and gas revenues. At June 30, 2010, this customer made up 85% of accounts receivable.

Oil and Gas Properties – The Company uses the full cost method of accounting for oil and gas properties. Under this method, all costs associated with acquisition, exploration, and development of oil and gas reserves are capitalized. Costs capitalized include acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling and equipping productive and non-productive wells. Drilling costs include directly related overhead costs. Capitalized costs are categorized either as being subject to amortization or not subject to amortization.

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves and estimated future costs of abandonment and site restoration, are amortized on the unit-of-production method using estimates of proved reserves as determined by independent engineers. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined. The Company evaluates oil and gas properties for impairment at least annually. Amortization expense for the six months ended June 30, 2010 was $26,605,222, based on depletion at the rate of $17.19 per barrel of oil equivalent, compared to $14,640,505 for the six months ended June 30, 2009, based on depletion at the rate of $12.99 per barrel of oil equivalent. These amounts include $224,705 of depreciation for the six months ended June 30, 2010, compared to $147,524 of depreciation for the six months ended June 30, 2009.

In addition, capitalized costs are subject to a ceiling test which limits such costs to the estimated present value of future net revenues from proved reserves, discounted at a 10-percent interest rate, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. As of June 30, 2010, the Company’s net book value of oil and gas properties did not exceed the ceiling amount. Consideration received from sales or transfers of oil and gas property is accounted for as a reduction of capitalized costs. Revenue is not recognized in connection with contractual services performed on properties in which the Company holds an ownership interest.

Drilling Rigs – Drilling rigs are valued at historical cost adjusted for impairment loss less accumulated depreciation. Historical costs include all direct costs associated with the acquisition of drilling rigs and placing them in service. Drilling rigs are depreciated over 10 years and the depreciation is capitalized as part of oil and gas properties subject to amortization. For the six months ended June 30, 2010 the Company had $361,835, compared to $232,529 for the months ended June 30, 2009. At the first of 2009, the Company discontinued use of one of the two Company owned rigs and placed it in storage. This Company owned drilling rig was put back into operations in late June 2009. Because the rig was not in use during the six months ended June 30, 2009, no depreciation was calculated on that rig. Because it was placed back into service, depreciation began in July 2009.

Land, Buildings, Equipment and Leasehold Improvements – Land, buildings, equipment and leasehold improvements are valued at historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of land, buildings, equipment and leasehold improvements and placing them in service.

Depreciation of buildings and equipment is calculated using the straight-line method based upon the following estimated useful lives:

Buildings and improvements	30 years
Office equipment and software	5-7 years
Machinery and equipment	5-7 years

Inventory for Property Development – Inventories consist primarily of tubular goods used in development and are stated at the lower of specific cost of each inventory item or market value.

Basic and Diluted Income Per Common Share – Basic income per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted income per share reflects the potential dilution that could occur if all contracts to issue common stock were converted into common stock, except for those that are anti-dilutive. The dilutive effect of stock options and other share based compensation is calculated using the treasury method with an offset from expected proceeds upon exercise of the stock options and unrecognized compensation expense.

Restricted shares outstanding are included in the weighted-average number of common shares outstanding. This treatment is based on FASB guidance that states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method.

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

Recent Accounting Pronouncements – In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2010-06, Improving Disclosures about Fair Value Measurements (ASU 2010-06). This update provides amendments to Subtopic 820-10 and requires new disclosures for 1) significant transfers in and out of Level 1 and Level 2 and the reasons for such transfers and 2) activity in Level 3 fair value measurements to show separate information about purchases, sales, issuances and settlements. In addition, this update amends Subtopic 820-10 to clarify existing disclosures around the disaggregation level of fair value measurements and disclosures for the valuation techniques and inputs utilized (for Level 2 and Level 3 fair value measurements). The provisions in ASU 2010-06 are applicable to interim and annual reporting periods beginning subsequent to December 15, 2009, with the exception of Level 3 disclosures of purchases, sales, issuances and settlements, which will be required in reporting periods beginning after December 15, 2010. The adoption of ASU 2010-06 did not impact the Company’s operating results, financial position or cash flows, but did impact the Company’s disclosures on fair value measurements. See Note 9, “Fair Value Measurements.”

In February 2010, FASB issued ASU No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (ASU 2010-09). This update amends Subtopic 855-10 and gives a definition to SEC filer, and requires SEC filers to assess for subsequent events through the issuance date of the financial statements. This amendment states that an SEC filer is not required to disclose the date through which subsequent events have been evaluated for a reporting period. ASU 2010-09 becomes effective upon issuance of the final update. The Company adopted the provisions of ASU 2010-09 for the period ended March 31, 2010.

In April 2010, the FASB issued ASU No. 2010-12, Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts (ASU 2010-12). This update clarifies questions surrounding the accounting implications of the different signing dates of the Health Care and Education Reconciliation Act (signed March 30, 2010) and the Patient Protection and Affordable Care Act (signed March 23, 2010). ASU 2010-12 states that the FASB and the Office of the Chief Accountant at the SEC would not be opposed to view the two Acts together for accounting purposes. The Company is currently assessing the impact, if any, the adoption of ASU 2010-12 will have on the Company’s disclosures, operating results, financial position and cash flows.

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

NOTE 2 – EARNINGS PER SHARE INFORMATION

For the Six Months Ended June 30,	2010	2009
Net Income	$29,031,030	$20,901,514

Basic Weighted-Average Common Shares Outstanding	39,150,727	38,228,314
Effect of dilutive securities
Warrants	—	129,753
Stock options	413,077	502,278

Diluted Weighted-Average Common Shares Outstanding	39,563,804	38,860,345

Basic Income Per Common Share
Net income	0.74	0.55
Diluted Income Per Common Share
Net Income	0.73	0.54

For the six months ended June 30, 2010, 205,000 stock options were not included in the computation of diluted income per share as their effects are anti-dilutive. For the six months ended June 30, 2009, 700,000 stock options were not included in the computation of diluted income per share as their effects are anti-dilutive.

NOTE 3 – NOTES PAYABLE

Credit facility - Effective as of June 30, 2009, the Company entered into a new agreement that provides for a credit facility of $150 million with a borrowing base of $75 million with the structure in place to increase that borrowing base an additional $75 million. The new facility has an interest rate grid with a range of LIBOR plus 2.25% to 3.25%, depending upon our level of utilization of the credit facility with the total interest rate to be charged being no less than 4.00%. As of June 30, 2010, we were in compliance with all covenants and did not have any amount outstanding under this credit facility.

NOTE 4 – ASSET RETIREMENT OBLIGATION

The Company provides for the obligation to plug and abandon oil and gas wells at the dates properties are either acquired or the wells are drilled. The asset retirement obligation is adjusted each quarter for any liabilities incurred or settled during the period, accretion expense and any revisions made to the estimated cash flows. The reconciliation of the asset retirement obligation for the six months ended June 30, 2010 is as follows:

Balance, January 1, 2010	$7,209,812
Liabilities incurred	1,434,348
Accretion expense	273,780

Balance, June 30, 2010	$8,917,940

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

NOTE 5 – STOCKHOLDERS’ EQUITY

Options exercised – During the six months ended June 30, 2010, the Company issued 350,000 shares of common stock from the exercise of options for proceeds of $2,203,250. Of these options, 305,000 had an exercise price of $4.15 per share, 20,000 had an exercise price of $13.70, 20,000 had an exercise price of $23.42 per share and 5,000 had an exercise price of $39.02 per share.

Common Stock Issued pursuant to Restricted Stock Award Plan – During the six months ended June 30, 2010, the Company issued 436,000 shares of common stock to key personnel. The shares were valued based on the closing price on the date the shares were awarded. The expense associated with these issuances will be allocated ratably over the vesting period. Following is a table of the shares granted during the six months ended June 30, 2010:

Shares granted	Date granted	Grant date price		Original Vesting Period (1)
75,000	01/06/10	$45.05		50% each year for two years from issuance
300,000	03/30/10	32.62		1 year from issuance
60,000	03/30/10	32.62	(2)	After transition period of merger
1,000	03/30/10	32.62		At December 31, 2010.

(1)	Subsequent to June 30, 2010, a merger transaction was consummated. The vesting terms of certain restricted stock grants were amended as a result this transaction. For additional information, see Note 6 below.
(2)	The referenced shares were issued in anticipation of entering into a definitive merger agreement. Subsequent to June 30, 2010 the merger was consummated. See Note 10 for additional information. Vesting of the subject shares occurs only upon completion of a transition period following the closing during which the recipients must remain employed. The transition period is a maximum of four months from closing of the merger for the subject employees.

NOTE 6 – EMPLOYEE STOCK OPTIONS AND RESTRICTED STOCK AWARD PLAN

Compensation expense charged against income for stock based awards during the six months ended June 30, 2010 was $6,517,553, with $1,652,536 of this being associated with the stock option plan and $4,865,017 associated with the restricted stock award plan. This compares to $2,549,939 for the six months ended June 30, 2009, all of which is associated with the stock option plan. All equity based compensation is included in general and administrative expense in the accompanying financial statements.

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

Employee Stock Options – On March 11, 2010, the Company granted 25,000 nonqualified stock options to an employee. These options have an exercise price of $32.42 per share, based on the market price on the date of grant. A summary of the status of the stock options as of June 30, 2010 is as follows:

	Options	Weighted- Average Exercise Price
Outstanding at December 31, 2009	1,920,000	$23.94
Granted	25,000	32.42
Forfeited	(45,000)	39.02
Exercised	(350,000)	6.30

Outstanding at June 30, 2010	1,550,000	$27.62

Exercisable at June 30, 2010	665,000	$25.63

Weighted average fair value of options granted		$14.35

The Company uses the Black-Scholes option pricing model to calculate the fair-value of each option grant. The assumptions used in calculating the fair value of options granted are as follows: Risk free interest rate: 2.43% Expected life: 4.25 years Dividend yield: None Volatility: 53%.

The aggregate intrinsic value of options exercised during the six months ended June 30, 2010 was $9,715,450. The aggregate intrinsic value of options expected to vest at June 30, 2010 was $11,397,950. The aggregate intrinsic value of options exercisable at June 30, 2010 was $6,290,150. The intrinsic value is based on a June 30, 2010 closing price of the Company’s common stock of $31.90.

On July 16, 2010, the Company consummated a merger transaction with SandRidge Energy as described further in Note 10. As a result of the merger transaction, all outstanding options became fully vested. Under the terms of the agreement, all unexercised options “in-the-money” were exercised via a cashless provision. All options not “in the money” were immediately cancelled. As a result of these terms, the Company will record all $3,943,716 remaining expense associated with the options on July 16, 2010.

Restricted stock grants – During 2009 and 2010, the Company granted restricted stock awards pursuant to the Restricted Stock Award Plan. All shares awarded are valued based on the market price on the date of grant. The fair value of the awards is expensed over the vesting period associated with the award. Following is a summary of the status of the restricted stock grants for the six months ended June 30, 2010:

Unvested Restricted Stock Awards

	Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2009	5,226	$43.10
Granted	436,000	34.76
Vested	(4,749)	43.10
Forfeited	(477)	43.10

Unvested at June 30, 2010	436,000	$34.76

The fair value of the restricted stock grant awards was $15,154,570 and was calculated by multiplying the number of shares issued by the closing price on the dates of issuance. The value of the stock grant is recognized as compensation over the requisite service period which equals the vesting period of the stock award.

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

As of June 30, 2010, there was approximately $10,478,179 of unrecognized compensation cost related to restricted stock grants. As a result of the accelerated vesting from the merger transaction, approximately $8,761,917 of that expense will be incurred as of July 16, 2010 in conjunction with the closing of the merger. The remaining $1,716,262 will be recognized over a weighted average period of 4.7 months.

On July 16, 2010, the Company consummated a merger transaction with SandRidge Energy as described further in Note 10. As a result of the merger transaction, the vesting terms of certain restricted stock grants were amended. Specifically, the 300,000 shares granted on March 30, 2010 were accelerated to vest at the time of closing, 50,000 of the shares granted on January 6, 2010 were accelerated to vest immediately following closing and the remaining 25,000 shares granted on January 6, 2010 will vest at the completion of the subject employees transition period which is a maximum of eight months from closing.

NOTE 7 – CONTINGENCIES AND COMMITMENTS

Standby Letters of Credit – A commercial bank has issued standby letters of credit on behalf of the Company to the states of Texas, Oklahoma, New Mexico and Kansas totaling $686,969 to allow the Company to do business in those states. The standby letters of credit are valid until cancelled or matured and are collateralized by the revolving credit facility with the bank. Letter of credit terms range from one to five years. The Company intends to renew the standby letters of credit for as long as the Company does business in those states. No amounts have been drawn under the standby letters of credit.

Contingent liability resulting from litigation – During the six months ended June 30, 2010, the Company determined that an amount of approximately $3.6 million would be incurred as a result of litigation between the Company and a working interest partner in a lease operated by the Company. No amount had previously been recorded as the Company did not believe there was a likelihood of any cost being incurred nor did the Company have any reasonable means for estimating any possible liability. As a result of this determination, the Company has reduced its Joint Interest Billing Receivable and recorded a short term liability and recorded a settlement expense of $3,603,882.

NOTE 8 – DERIVATIVE INSTRUMENTS

The Company uses commodity–based derivative contracts to manage exposures to commodity price fluctuations. The Company does not enter into these arrangements for speculative or trading purposes. These contracts consist of costless collars. The Company does not utilize complex derivatives such as swaptions, knockouts or extendable swaps. At June 30, 2010, the Company had three costless collar contracts and three swap contracts. The fair value asset of all hedges in effect, represented by the estimated amount that would be realized upon termination, based on a comparison of the contract prices and the reference price, on June 30, 2010, was $26,504,685.

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

The following tables set forth our cash flow hedges as of June 30, 2010:

Costless collars

Commodity	Remaining Period	Volume (Bbls/day)	Floor	Ceiling
WTI Crude Oil	July 2010 - December 2010	1,000	$70.00	$92.85
WTI Crude Oil	July 2010 - December 2010	2,000	$65.00	$93.00

Commodity	Remaining Period	Volume (MMBTU/day)	Floor	Ceiling
El Paso Permian Gas	July 2010 - December 2010	5,000	$4.00	$7.87

Swaps

Commodity	Remaining Period	Volume (Bbls/day)	Price
WTI Crude Oil	July 2010 - December 2010	2,000	$87.35
WTI Crude Oil	January 2011 - December 2011	3,700	90.30
WTI Crude Oil	January 2012 - December 2012	3,000	91.30

Every derivative instrument is required to be recorded on the balance sheet as either an asset or a liability measured at its fair value. Fair value is generally determined based on the difference between the fixed contract price and the underlying estimated market price at the determination date. Changes in the fair value of effective cash flow hedges are recorded as a component of “Accumulated other comprehensive income (loss),” (“AOCI”) which is later transferred to earnings when the underlying physical transaction occurs. As of June 30, 2010, there was an unrealized gain on derivative, net of tax, of $16,697,952 recorded in AOCI.

For those derivative instruments that qualify for hedge accounting, settled transaction gains and losses are determined monthly, and are included in the operating section of our income statement as “Realized loss (gain) on derivatives” in the period the hedged production is sold. Our realized gain on derivatives includes $784,500 for the six months ended June 30, 2010, compared to a gain of $15.87 million in the six months ended June 30, 2009. Any ineffectiveness associated with these hedges would be reflected in the income statement caption called “Derivative fair value income (loss).” Our hedging contracts are all fully effective.

To designate a derivative as a cash flow hedge, the Company documents at the hedge’s inception its assessment that the derivative will be highly effective in offsetting expected changes in cash flows from the item hedged. This assessment, which is updated at least quarterly, is generally based on the most recent relevant historical correlation between the derivative and the item hedged. The ineffective portion of the hedge is calculated as the difference between the change in fair value of the derivative and the estimated change in cash flows from the item hedged. If, during the derivative’s term, the Company determines the hedge is no longer highly effective, hedge accounting is prospectively discontinued and any remaining unrealized gains or losses, based on the effective portion of the derivative at that date, are reclassified to earnings as realized gain or loss on derivatives when the underlying transaction occurs. If it is determined that the designated hedge transaction is not probable to occur, any unrealized gains or losses are recognized immediately in the statement of operations as a “Derivative fair value income or loss.” Our hedges are considered to be effective and therefore no amounts have been recorded for ineffectiveness.

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

Derivative Fair Value Income

The following table presents information about the components of derivative fair value income for the six months ended June 30, 2010 and 2009:

	2010	2009
Realized gain on oil derivatives	$784,500	$15,870,007

The combined fair value of derivatives included in our consolidated balance sheets as of June 30, 2010 and December 31, 2009 is summarized below. The Company conducts derivative activities with three corporations. The Company believes these corporations are an acceptable credit risk. The credit worthiness of our counterparties is subject to periodic review.

	June 30, 2010	December 31, 2009
Derivative assets, crude oil swap, current	$10,515,813	$—
Derivative assets, crude oil swap, long term	15,988,872	—

The Company does not have any derivatives that do not qualify for hedge accounting. The table below provides data about the carrying values of derivatives that qualify for hedge accounting:

	June 30, 2010			December 31, 2009
	Asset Carrying value	(Liabilities) Carrying value	Net Carrying value	Asset Carrying value	(Liabilities) Carrying value	Net Carrying value
Derivatives that qualify for cash flow hedge accounting Costless collars and swaps	$26,504,685	—	$26,504,685	—	—	—

The tables below provides data about the amount of gains and losses related to cash flow derivatives that qualify for hedge accounting included in the balance sheet caption “Accumulated other comprehensive income” (AOCI) and in our statement of operations:

	Amount of Gain/(Loss) recognized in AOCI		Amount of Gain/(Loss) reclassified from AOCI in Income
	As of June 30,		As of June 30,
	2010	2009	2010	2009
Collar	$26,504,685	$(70,287)	$—	$16,226,263
Income taxes	(9,806,733)	26,006	—	(6,003,717)

Total	$16,697,952	$(44,281)	$—	$10,222,546

NOTE 9 – FAIR VALUE MEASUREMENTS

The FASB’s fair value measurement standards establish a single authoritative definition of fair value based upon the assumptions market participants would use when pricing and asset or liability and create a fair value hierarchy that prioritizes the information used to develop those assumptions. The standards require additional disclosures, including disclosures of fair value measurements by level within the fair value hierarchy.

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

Fair value is the price that would be received to sell an asset or the amount paid to transfer a liability in an orderly transaction between market participants (an exit price) at the measurement date. Fair value is a market based measurement considered from the perspective of a market participant. The Company uses market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation. These inputs can be readily observable, market corroborated, or unobservable. The Company primarily applies a market approach for recurring fair value measurements using the best available information while utilizing valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

Generally accepted accounting principals establish a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The Company’s fair value balances are based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

•

Level 1 — Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. The Company does not have any fair value balances classified as Level 1.

•

Level 2 — Inputs are other than quoted prices in active markets included in Level 1, that are either directly or indirectly observable. These inputs are either directly observable in the marketplace or indirectly observable through corroboration with market data for substantially the full contractual term of the asset or liability being measured. The Company’s Level 2 items consist of swaps and costless collars.

•

Level 3 — Includes inputs that are not observable for which there is little, if any, market activity for the asset or liability being measured. These inputs reflect management’s best estimate of the assumptions market participants would use in determining fair value. Level 3 would include instruments valued using industry standard pricing models and other valuation methods that utilize unobservable pricing inputs that are significant to the overall fair value. The Company does not have any fair value balances classified as Level 3.

In valuing certain contracts, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. For disclosure purposes, assets and liabilities are classified in their entirety in the fair value hierarchy level based on the lowest level of input that is significant to the overall fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement within the fair value hierarchy levels.

ARENA RESOURCES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010 (unaudited)

The following table sets forth by level within the fair value hierarchy the Company’s liability that is measured at fair value on a recurring basis:

Fair Value Measurements at June 30, 2010 Using:

	Quoted Prices in Active Markets for Identical Liabilities: (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets/(Liabilities):
2010 - $70 - $92.85 oil hedge	$—	$—	$—	$—
2010 - $65 - $93 oil hedge	—	—	—	—
2010 - $4 - 7.87 gas hedge	—	—	—	—
2010 - $87.35 swap	—	3,726,973	—	3,726,973
2011 - $90.30 swap	—	12,851,302	—	12,851,302
2012 - $91.30 swap	—	9,926,410	—	9,926,410

NOTE 10 – SUBSEQUENT EVENTS

On July 16, 2010, the Company consummated a merger with SandRidge Energy, Inc. (“SandRidge”). As a part of the merger transaction, Arena merged with a wholly owned subsidiary of SandRidge, Steel Subsidiary Corporation (“Steel”). Pursuant to the merger agreement, Steel has merged into the Company and the Company has become a wholly owned subsidiary of SandRidge. A more complete description of the Merger Agreement and the transactions related to the merger may be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 7, 2010 and amended on June 14, 2010.